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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71670) pertaining to the Williams Energy Partners Long-Term Incentive Plan and in the Registration Statement (Form S-3 No. 333-83952) and related Prospectus of Williams Energy Partners, for the registration of $1,800,000,000 of Debt and Equity Securities of our report dated March 14, 2002, with respect to the consolidated financial statements of Williams Pipe Line Company, LLC included in this Current Report on Form 8-K.




                                                       /s/ Ernst & Young LLP


Tulsa, OK
April 15, 2002